Exhibit 4.2

Execution Copy

FOURTH SUPPLEMENTAL INDENTURE

between

JACKSON FINANCIAL INC.,
ISSUER,

AND

The Bank of New York Mellon Trust Company, N.A.,
TRUSTEE

DATED AS OF JUNE 8, 2022

5.170% SENIOR NOTES DUE 2027

Table of Contents

EXHIBITS

Exhibit A	Form of Notes

i

FOURTH SUPPLEMENTAL INDENTURE, dated as of June 8, 2022 (this “Fourth Supplemental Indenture”), between Jackson Financial Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as trustee hereunder (together with its successors and assigns in such capacity, the “Trustee”), supplementing the Indenture, dated as of November 23, 2021 (the “Base Indenture”), between the Company and the Trustee.

Recitals

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and this Fourth Supplemental Indenture (together, the “Indenture”), the Company has duly authorized the creation and issuance of its 5.170% Senior Notes due 2027 (the “Notes”) in an initial aggregate principal amount of $400,000,000, the form and substance of such Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Notes, execute and deliver this Fourth Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I
Notes

SECTION 1.01           Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a)               a term not defined herein that is defined in the Base Indenture, has the same meaning when used in this Fourth Supplemental Indenture;

(b)               the definition of any term in this Fourth Supplemental Indenture that is also defined in the Base Indenture, shall for the purposes of this Fourth Supplemental Indenture supersede the definition of such term in the Base Indenture;

(c)               a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

(d)               the definition of a term in this Fourth Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e)               the singular includes the plural and vice versa;

(f)                headings are for convenience of reference only and do not affect interpretation; and

(g)               the following terms have the meanings given to them in this Section 1.01(g):

“Interest Payment Date” shall mean June 8 and December 8 of each year, commencing on December 8, 2022.

“Notes” means the Company’s 5.170% Senior Notes due 2027 that are issued under this Indenture, as amended or supplemented from time to time.

“Original Issue Date” means June 8, 2022.

“Par Call Date” means May 8, 2027.

“Redemption Date” means the date fixed for the redemption of the Notes by or pursuant to the Indenture.

“Regular Record Date” means with respect to each Interest Payment Date, the close of business on each May 23 and November 23, as the case may be (whether or not a Business Day) immediately preceding June 8 or December 8.

“Stated Maturity” means June 8, 2027.

SECTION 1.02           Establishment.

(a)               There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “5.170% Senior Notes due 2027”.

(b)               There are to be authenticated and delivered the Notes, in an initial aggregate principal amount of $400,000,000. No further Notes shall be authenticated and delivered, except as provided by Sections 2.04, 2.05, 2.07, 2.11, 3.03 or 9.04 of the Base Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future with no limit, without notice to or the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes, except for any difference, if applicable, in the issue price, issue date, the first Interest Payment Date and the initial interest accrual date; provided that no Event of Default with respect to the Notes shall have occurred and be continuing. The Notes shall be issued in fully registered form.

(c)               The Notes shall be issued in the form of one or more Global Securities, registered in the name of the Depositary (as defined below) or its nominee. Each Note and the Trustee’s or Authenticating Agent’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The depositary with respect to the Notes shall be The Depository Trust Company (the “Depositary”).

(d)               Any additional Notes authenticated and delivered pursuant to Section 1.02(b) shall be governed by this Fourth Supplemental Indenture and shall rank equal in right of payment with the Notes issued on the date of this Fourth Supplemental Indenture and, together with the Notes, shall be treated as a single series of Notes for all purposes.

(e)               Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the Stated Maturity or any earlier Redemption Date.

SECTION 1.03           Payment of Principal and Interest.

(a)               The principal of the Notes shall be due at the Stated Maturity. The unpaid principal amount of the Notes shall bear interest at the rate of 5.170% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing on December 8, 2022, to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders of Notes on such Regular Record Date and may be paid as provided in Section 2.03 of the Base Indenture.

(b)               Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c)               If any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d)               The Trustee is hereby designated as Security Registrar and Paying Agent for the Notes and all payments of the principal of, and premium, if any, and interest due on the Notes at the Stated Maturity or upon redemption will be made upon surrender of the Notes at the Corporate Trust Office of the Trustee in New York.

(e)               The principal of, and premium, if any, and interest due on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s or Paying Agent’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee and Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04           Global Securities.

(a)               Except under the limited circumstances described below, Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or a nominee of the successor Depositary.

(b)               Except as otherwise provided in this Fourth Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

(c)               A Global Security shall be exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Notes shall be exchangeable for Notes in definitive registered form and executes and, in each case, delivers to the Trustee or an Authenticating Agent a written order of the Company providing that the Notes shall be so exchangeable, the Notes shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for the Notes shall be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of the Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.04(c) shall be exchangeable for Notes registered in such names as the Depositary shall direct.

SECTION 1.05           Defeasance.

The provisions of Sections 13.02 and 13.03 of the Base Indenture will apply to the Notes. An election by the Company to defease the Notes may be evidenced by a Certificate.

SECTION 1.06           No Sinking Fund.

The Notes shall not be entitled to any sinking fund, and Sections 3.04, 3.05 and 3.06 of the Base Indenture will not apply to the Notes.

SECTION 1.07           Redemption at the Option of the Company.

(a)               The provisions of Sections 3.01, 3.02 and 3.03, as supplemented by the terms of this Fourth Supplemental Indenture, will apply to the Notes.

(b)               At any time and from time to time prior to the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(c)               At any time and from time to time on or after the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of this Section 1.07:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining

Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will have no duty to calculate or verify the calculation of the redemption price.

(d)               Notwithstanding Section 3.02 of the Base Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.01 need not set forth the Redemption Price but only the manner of calculation thereof as described above. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.

SECTION 1.08           Reporting Covenant.

(a)               For so long as the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall file with the Trustee and make available to the holders of the Securities (without exhibits), without cost to any holder, copies of all documents that the Company files with, or furnishes to, the

Commission under the Exchange Act, within 15 days after the Company files them with, or furnishes them to, the Commission. Any such documents that are publicly available through the EDGAR system of the Commission (or any successor system) shall be deemed to have been filed with the Trustee and made available to holders in accordance with the Company’s obligations under this Section 1.08. If at any time the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, and to the extent not satisfied by the foregoing, the Company will make available to the holders of the Securities and to prospective investors, for so long as any Securities are outstanding, in accordance with the rules and regulations prescribed from time to time by the Commission, such information as may be required pursuant to Rule 144A(d)(4) of the Securities Act.

(b)               Delivery of such reports, statements, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture.

ARTICLE II
Miscellaneous Provisions

SECTION 2.01           Effectiveness.

This Fourth Supplemental Indenture will become effective upon its execution and delivery.

SECTION 2.02           Notes Unaffected by Other Supplemental Indentures.

To the extent the terms of the Base Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any other supplemental indenture or any other series of Securities. This Fourth Supplemental Indenture shall relate and apply solely to the Notes.

SECTION 2.03           Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee or the Agents, and neither the Trustee nor the Agents assume any responsibility for the correctness thereof. Neither the Trustee nor the Agents make any representation as to the validity or sufficiency of this Fourth Supplemental Indenture or the Notes.

SECTION 2.04           Ratification and Incorporation of Base Indenture.

As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.05           Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.06           Separability.

In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes, but this Fourth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.07           Executed in Counterparts.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Fourth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Fourth Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, company order, Opinion of Counsel, Security, amendment, notice, direction, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Fourth Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in this Fourth Supplemental Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

In Witness Whereof, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

JACKSON FINANCIAL INC., as Issuer

By:	/s/ Marica Wadsten
Name: Marcia Wadsten
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Jackson Financial Inc. Senior Notes Offering 2022
— Fourth Supplemental Indenture]

EXHIBIT A

(FORM OF 5.170% SENIOR NOTES DUE 2027)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO JACKSON FINANCIAL INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.04 OF THE FOURTH SUPPLEMENTAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [●]                                                                                                                            CUSIP No.: 46817M AR8 / US46817MAR88

Jackson Financial Inc.

Global Certificate initially representing
$[●] aggregate principal amount of
5.170% Senior Notes due 2027

Regular Record Date:	With respect to each Interest Payment Date, the close of business on each May 23 and November 23, as the case may be (whether or not a Business Day) immediately preceding June 8 or December 8.
Original Issue Date:	June 8, 2022
Stated Maturity:	June 8, 2027

EXHIBIT A

Interest Payment Dates:	June 8 and December 8 of each year, commencing December 8, 2022
Interest Rate:	5.170% per year
Authorized Denomination:	$2,000 and any integral multiple of $1,000 in excess thereof

This Global Certificate is in respect of a duly authorized issue of 5.170% Senior Notes due 2027 (the “Notes”) of Jackson Financial Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing December 8, 2022, and on the Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Base Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due on this Note at the Stated Maturity or upon redemption will be made upon surrender of this Note Corporate Trust Office of the Trustee in the Borough of Manhattan, the City and State of

EXHIBIT A

New York. The principal of, and premium, if any, and interest due on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s or any Paying Agent’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee and Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

This Note is an unsecured obligation of the Company ranking equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. This Note ranks senior in right of payment to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EXHIBIT A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

JACKSON FINANCIAL INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

(Reverse of Note)

5.170% Senior Notes due 2027

1.                  This Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture, dated as of November 23, 2021 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of June 8, 2022 (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the 5.170% Senior Notes due 2027. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2.                  This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Note shall be exchangeable for Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Notes in definitive registered form, provided that the definitive Notes so issued in exchange for this Note shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided herein or in the Fourth Supplemental Indenture, owners of beneficial interests in this Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4.                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5.                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

6.                  (a) At any time and from time to time prior to May 8, 2027 (the “Par Call Date”), the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b)               At any time and from time to time on or after the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of this Section 6:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will have no duty to calculate or verify the calculation of the redemption price.

(c)               Notice of any redemption will be mailed (or, if the Notes are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed; provided, however, that any notice of redemption may be sent more than 60 days prior to a Redemption Date if such notice is issued in connection with a defeasance pursuant to Article XIII of the Base Indenture or a satisfaction and discharge pursuant to Article XI of the Base Indenture. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption and all rights under such Notes will terminate.

(d)               The notice of redemption need not set forth the Redemption Price but only the manner of calculation thereof as described above.

7.                  [Intentionally Omitted.]

8.                  The Company shall be responsible for calculating the Redemption Price with respect to any redemption occurring prior to the Par Call Date.

9.                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

10.              (a)        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b)               Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Fourth Supplemental Indenture), whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and none of the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Fourth Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

(c)               The Notes are issuable only in registered form without coupons in denominations of $2,000, or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

11.              No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

12.              THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK.

13.              In the event of a conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - Custodian under Uniform Gift to Minors Act

(State)

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common.

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.